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                                                                   EXHIBIT 99(h)


                       CONSENT OF SALOMON BROTHERS INC

          We hereby consent to (i) the inclusion of our opinion letter dated October 29, 1997 to the Board of Directors of Proffitt's, Inc. as Appendix II to the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 and (ii) the references to our firm under the captions entitled "Summary--Opinions of Financial Advisors", "The Merger--Recommendations of the Proffitt's Board of Directors; Reasons for the Merger" and "The Merger--Opinions of Financial Advisors" in the Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


SALOMON BROTHERS INC


/s/ Salomon Brothers Inc



New York, New York
December 4, 1997